ANI Pharmaceuticals Announces Name Change and Reverse Stock Split

BAUDETTE, MINNESOTA (July 18, 2013) — ANI Pharmaceuticals, Inc. (NASDAQ: ANIP) announced today the change of its name from BioSante Pharmaceuticals, Inc. In connection with the name change, ANI also changed its trading symbol on the NASDAQ Global Market to “ANIP.” ANI furthermore announced that its Board of Directors yesterday approved a reverse split of its common stock and Class C special stock at a ratio of one share for every six shares of stock outstanding, and a proportional decrease in ANI’s authorized common stock, Class C special stock and preferred stock. The changes became effective at 5:01 pm, Eastern Time, on July 17, 2013, and followed the approval by the stockholders of the reverse split and name change.

Arthur S. Przybyl, President and CEO, stated: “The name change to ANI Pharmaceuticals, Inc. represents the transition from a biotech company to a specialty branded and generic pharmaceutical company. ANI has a well-capitalized balance sheet, growing revenue base, and a focused product development pipeline.”

At the effective time of the reverse split, every six shares of common stock issued and outstanding were automatically combined into one share of common stock and every six shares of Class C special stock issued and outstanding were automatically combined into one share of Class C special stock. No fractional shares are being issued as a result of the reverse split. In lieu of fractional shares, common stock holders will receive cash in an amount equal to the product obtained by multiplying (i) $1.07, the closing sale price per share of the common stock on July 17, 2013 as reported on NASDAQ by (ii) the number of shares of common stock held by the stockholder that would otherwise have been exchanged for the fractional share interest. Further, any options, warrants and rights outstanding as of the effective time that are subject to the reverse split will be adjusted consistent with the terms of those options, warrants and rights. The Company's common stock is trading under a new CUSIP number after the reverse split.

About ANI

ANI is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. In two facilities with combined manufacturing, packaging and laboratory capacity totaling 173,000 square feet, ANI manufactures oral solid dose products, as well as liquids and topicals, including narcotics and those that must be manufactured in a fully contained environment due to their potency and/or toxicity. ANI also performs contract manufacturing for other pharmaceutical companies. Over the last two years ANI has launched three new products and has eleven products in development. ANI’s targeted areas of product development include narcotics, anti-cancers and hormones (potent compounds), and extended release niche generic product opportunities. ANI’s other products include an FDA-approved testosterone gel, which is licensed to Teva Pharmaceuticals USA. For more information please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the potential benefits of the merger, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products, the anticipated financial position, operating results and growth prospects of the combined company and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause the combined company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include, among others, the risk that the proposed reverse stock split will not result in an increase in the per share market price for the common stock in the amount necessary and for the minimum period necessary to enable ANI to comply with the applicable NASDAQ minimum bid price requirement, or that NASDAQ may not grant ANI’s request for initial listing. Any of these events could cause ANI´s common stock to be delisted from the NASDAQ Global Market. Uncertainties and risks also include general business and economic conditions; the combined company’s need for and ability to obtain additional financing; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of the combined company’s licensees or sublicensees. More detailed information on these and additional factors that could affect the combined company’s actual results are described in ANI’s/BioSante’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as its proxy statement/prospectus, filed with the Securities and Exchange Commission on May 8, 2013. All forward-looking statements in this news release speak only as of the date of this news release and are based on the combined company’s current beliefs and expectations. ANI undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.